UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB APPROVAL
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 24, 2005

BANCSHARES OF FLORIDA, INC.

(Exact name of registrant as specified in its charter)

Florida	333-74997	59-3535315
(State or other jurisdiction Of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

1185 Immokalee Road, Naples, Florida	34110
(address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (239) 254-2100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure.

At Bancshares of Florida, Inc.’s (“Company”) Annual Meeting of Shareholders, management made a presentation incorporating certain items of non-public information. A copy of the presentation is attached to this Form 8-K as Exhibit 99.1. In addition, management made the following statements during the presentation:

•	Reaching $500 million in total assets is right around the corner for the Company.

•	The Company is very close to reaching profitability and will be profitable in the second half of the year.

•	Bank of Florida - Tampa Bay is on course to reach profitability faster than Bank of Florida, Ft. Lauderdale did.

•	The Company has the executive management and organizational structure in place to support growth to $1 to $2 billion.

•	The Company continues to have a pristine loan portfolio.

•	The Company looks forward to the marketplace improving the valuation of its stock closer to peer levels as the Company reaches its profitability objectives.

ITEM 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is being furnished with this Report:

99.1	Shareholder Meeting Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bancshares of Florida, Inc. (Registrant)
Date: May 25, 2005

/s/ David G. Wallace
David G. Wallace Executive Vice President and Chief Financial Officer